                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  July 21, 1999
                                                          -------------



                        INDYMAC MORTGAGE HOLDINGS, INC.
                        -------------------------------
            (Exact name of registrant as specified in its charter)




        Delaware                1-08972                 95-3983415
      ------------            -----------             --------------
     (State or other          (Commission              (IRS Employer
     jurisdiction of         File Number)           Identification No.)
      incorporation)

              155 North Lake Avenue, Pasadena, California  91101
             -----------------------------------------------------
         (Address, including zip code, of principal executive office)

                                (800) 669-2300
                      -----------------------------------
             (Registrant's telephone number, including area code)
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Item 5.  Other Events.
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     On July 21, 1999, IndyMac Mortgage Holdings, Inc. ("IndyMac") announced that it will no longer acquire loans secured by manufactured homes via its manufactured home dealer channel. Instead, IndyMac will now focus exclusively on offering manufactured housing loans directly to consumers using its LoanTown(R)/LoanWorks(R) brands, and Internet technology and telemarketing expertise.

     In connection with this decision, during the second quarter of 1999, IndyMac sold $241 million of its manufactured housing loans in the form of a whole loan bulk sale for cash. IndyMac also sold two manufactured housing loan offices that dealt primarily with manufactured home dealers to a vertically integrated manufacturer of such homes, and is in the process of transferring all of its servicing and collections activities for its $529.6 million servicing portfolio of 13,935 loans, to its centralized LoanWorks Servicing operation in Kalamazoo, Michigan and its centralized collections operation in Pasadena, California.

     As a result of discontinuing its manufactured housing dealer business, IndyMac recorded a charge to earnings of $9.2 million net of tax, during the second quarter of 1999, reducing the Company's second quarter results by $0.11 per share. Included in this amount are $2.1 million in after tax operating charges, primarily related to office lease and other contract terminations, certain severance costs for employees and a realized loss on the sale of loans. The remaining $7.1 million after tax charge is associated with unrealized, non-cash write-downs of the remaining loans, residual securities, non-investment grade bonds and servicing rights. Total employees in the operation, which had reached as high as 185 during 1998 and today are at 91, will be reduced to approximately 25, primarily related to the remaining centralized servicing and collection functions.

     Following the sales transactions and valuation charges, IndyMac's investment in assets related to manufactured housing loans consists of the following:

                                                           Book Value at
                                                           June 30, 1999
                                                      -----------------------
                                                      (dollars in thousands)
Whole loans, net                                                     $106,114
Non-investment grade securities                                        14,581
Residual securities                                                     3,486
Servicing rights                                                        1,468
                                                      -----------------------
Total investment                                                     $125,649
                                                      -----------------------


     Whole loans of $106.1 million are net of a $3.5 million loan loss reserve and were valued at a 3.9% mark-to-market discount to principal balance. The non-investment grade securities of $14.6 million are net of a $9.0 million discount to face or valuation reserve. The residual securities were valued assuming a 20% discount rate, an average prepayment rate of 208 MHP, and an average annual loss rate of 1.8%. Servicing rights were valued using a 15% discount rate and an average prepayment rate of 208 MHP.

     IndyMac utilizes three primary channels to generate assets: (1) consumer-direct marketing, via LoanWorks and LoanWorks.com (prime brand), LoanTown and LoanTown.com (subprime brand) and LoanWorks Servicing, (2) business-to-business marketing to consumers through intermediaries such as mortgage brokers via IndyMac's third party lending using e-MITS (R) (electronic-Mortgage Information and Transaction System) (including through loan programs offered by Warehouse Lending Corporation of America) and (3) commercial marketing via IndyMac Commercial for subdivision and residential consumer construction.

     Certain statements contained herein are forward-looking statements within the meaning of the federal securities laws, and involve certain risks and uncertainties, including a variety of factors that may cause IndyMac's actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. No assurance can be given that such assumptions will in fact be achieved. Factors that might cause such a difference include, but are not limited to: (1) the effect of economic and market conditions; (2) the level and volatility of interest rates; (3) the actions undertaken by both current and potential new competitors; (4) the availability of funds from IndyMac's lenders to fund future mortgage loan originations or portfolio investments; (5) the impact of current, pending or future legislation and regulations; (6) the changing nature of IndyMac's business; and (7) other risk factors outlined in the reports that IndyMac files with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and its reports on Form 8-K.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                INDYMAC MORTGAGE HOLDINGS, INC.
                                  (Registrant)



                           By:  /s/ Melissa K. Gerard
                               -------------------------
                                Melissa K. Gerard
                               -------------------------
                               Senior Vice President and
                               -------------------------
                               General Counsel
                               -------------------------


Date:  July 21, 1999

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